SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 2, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                               93-1221399
-------                                                              ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

3760 Pecos McLeod Drive, Las Vegas, Nevada                               89121
------------------------------------------                               -----
(Address of principal executive offices)                            (Zip Code)



                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 8.01 OTHER EVENTS.

On November 2, 2004, the Registrant completed a previously announced stock dividend of one share of common stock for each ten outstanding shares of the Registrant's common stock, as declared by its Board of Directors. Stockholders of record as of the close of business on October 28, 2004 received a stock dividend of one additional share of common stock for every ten (10) shares of common stock they owned. Fractional shares were rounded up and shareholders need not take any action to receive the dividend shares. The dividend increased the total number of shares outstanding to approximately 11,467,333 shares.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "projects", "foresee", "expects'", "anticipates," "estimates," "believes," "understands" or that by statements indicating certain actions "may," "could," or "might" occur.








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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      LitFunding Corp.
                                      a Nevada corporation


November 10, 2004               By:   /s/ Morton Reed
                                      ----------------------------------------
                                      Morton Reed, Chief Executive Officer